Calculation of Filing Fee Tables
F-3
GDS Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value US$0.00005 per share	457(a)	47,840,000	$ 3.06	$ 146,390,400.00	0.0001531	$ 22,412.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 146,390,400.00		$ 22,412.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 22,412.37
Offering Note
[1]	(1) American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statement on Form F-6, as amended (File No.: 333-214177). Each American depositary share represents eight Class A ordinary shares. (2) Calculated in accordance with Rule 457(a) of the Securities Act of 1933, as amended.